SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report:  March 24, 2005

(Date of earliest event reported)

UNIVERSAL ACCESS GLOBAL HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	0-28559	36-4408076
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

200 South Wacker Drive, Suite 1200
Chicago, Illinois  60606

(Address of Principal Executive Offices)

(312) 660-5000

Registrant’s telephone number including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

As previously reported, on August 4, 2004, Universal Access Global Holdings Inc. (the “Company”) and its domestic subsidiaries (collectively, the “Debtors”) filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) with the United States Bankruptcy Court for the Northern District of Illinois (the “Court”).

On March 25, 2005, Debtors filed a motion seeking approval of an Asset Purchase Agreement dated March 24, 2005 with Vanco Direct USA, LLC for the sale of substantially all of their assets and the assumption and assignment of certain executory contracts.  The purchase price for the assets is $13,000,000 plus the assumption of certain liabilities. This purchase price is subject to adjustment: (i) in the event Debtors fail to meet certain revenue commitments contained in particular contracts as of the closing date; (ii) if the cost of providing certain circuits is not reduced in the aggregate by $170,000 by the closing date; and (iii) if certain non-transferred assets are not transferred to Vanco within 180 days of the closing date, capped at 15% of the purchase price. The Debtors believe but cannot assure that none of the conditions triggering the purchase price reduction will occur. A copy of the Asset Purchase Agreement is attached hereto as an exhibit.

The transaction is subject to a number of conditions including, without limitation, higher and better offers submitted in accordance with the procedures to be approved by the Court under Sections 363 and 365 of the Bankruptcy Code and Court approval. As a result, there can be no assurance that the transaction will be consummated as contemplated by the Asset Purchase Agreement. A motion to approve the bidding procedures was filed with the Court on March 25, 2005, and it is anticipated that the judge will rule on the motion on April 15, 2005.

Unrelated to the foregoing, on March 28, 2005, Universal Access, Inc. (“UAI”), a subsidiary of the Company, entered into a letter agreement with AT&T Corp.  The letter agreement provides that until April 29, 2005, the parties’ purchase and receipt of certain telecommunications data services will continue to be governed by the terms of the Data Services Terms and Pricing Attachment between AT&T Corp. and UAI (the “Data Attachment”).  The Data Attachment is a part of the parties’ Amended and Restated AT&T Master Carrier Agreement executed by UAI on June 19, 2001.

Item 9.01: Financial Statements and Exhibits

Exhibit	Description

2.1

Asset Purchase Agreement dated March 24, 2005, by and among Vanco Direct USA, LLC, and Universal Access Global Holdings Inc., Universal Access, Inc., Universal Access of Virginia, Inc., Tri-Quad Enterprises, Inc., and Universal Access Communications Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 30, 2005

UNIVERSAL ACCESS GLOBAL HOLDINGS INC.

	By:	/s/ Randall R. Lay
	Its:	Chief Executive Officer